Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Fourth Quarter 2020 Financial Results

•Record net revenue of $194.7 million, up 24% sequentially and up 178% year-on-year
•Delivers strong results driven by continued strength from Broadband and Wi-Fi product contributions

Carlsbad, Calif. – February 3, 2021 – MaxLinear, Inc. (NYSE: MXL), a leading provider of RF, analog, digital and mixed-signal integrated circuits, today announced financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter Financial Highlights
GAAP basis:
•Net revenue was $194.7 million, up 24% sequentially, and up 178% year-on-year.
•GAAP gross margin was 42.7%, compared to 42.3% in the prior quarter, and 52.3% in the year-ago quarter.
•GAAP operating expenses were $106.7 million in the fourth quarter 2020, or 55% of net revenue, compared to $100.8 million in the prior quarter, or 64% of net revenue, and $44.6 million in the year-ago quarter, or 64% of net revenue.
•GAAP loss from operations was 12% of revenue, compared to loss from operations of 22% in the prior quarter, and loss from operations of 11% in the year-ago quarter.
•Net cash flow provided by operating activities was $74.3 million, compared to net cash flow used in operating activities of $16.6 million in the prior quarter, and net cash flow provided by operating activities of $28.1 million in the year-ago quarter.
•GAAP diluted loss per share was $0.33, compared to diluted loss per share of $0.50 in the prior quarter, and diluted loss per share of $0.11 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 57.8%. This compares to 58.0% in the prior quarter, and 64.6% in the year-ago quarter.
•Non-GAAP operating expenses were $75.8 million, or 39% of revenue, compared to $61.1 million or 39% of revenue in the prior quarter, and $30.0 million or 43% of revenue in the year-ago quarter.
•Non-GAAP income from operations was 19% of revenue, compared to 19% in the prior quarter, and 22% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.39, compared to diluted earnings per share of $0.32 in the prior quarter, and diluted earnings per share of $0.16 in the year-ago quarter.

Recent Business Highlights

•Announced three new high-current DC/DC Power modules that simplify FPGA, DSP, and SoC power management designs in infrastructure applications.
•Announced that MaxLinear’s wireless transceiver chipsets are used in Microelectronics Technology Inc. (MTI) Remote Radio Unites (RRUs) targeting specific greenfield Open Ran deployments for 4G and 5G applications.
•Announced that MaxLinear’s new WAV664 Wi-Fi SoC was selected by Wi-Fi Alliance as an official Wi-Fi 6E test bed device.

Management Commentary

“In the fourth quarter, we posted record revenue, up 24% sequentially, due to stronger-than-expected demand for broadband access and connectivity products. The fourth quarter represented the first full of quarter of ownership of the Intel and NanoSemi assets, with which we are making tremendous progress on the respective integration efforts. Despite intensifying supply chain challenges, our cash flow from operations approximated $74.3 million with non-GAAP gross margin of 57.8% in the quarter. We are making tremendous progress with integration efforts of our recent acquisitions. With this backdrop, along with contributions from our expected revenues from our PAM4 DSP product for the 400G optical data center market and 5G wireless backhaul, we are very confident in the Company’s outlook entering 2021,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
First Quarter 2021 Business Outlook

The company expects revenue in the first quarter 2021 to be approximately $200 million to $210 million. The Company also estimates the following:
•GAAP gross margin of approximately 51.5% to 53.5%;
•Non-GAAP gross margin of approximately 57.5% to 59.5%;
•GAAP operating expenses of approximately $103 million to $107 million;
•Non-GAAP operating expenses of approximately $72 million to $76 million;
•GAAP interest and other expense of approximately $4.3 million to $4.5 million; and
•Non-GAAP interest and other expense of approximately $4.0 million to $4.2 million.
Webcast and Conference Call

MaxLinear will host its fourth quarter financial results conference call today, February 3, 2021 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until February 17, 2021. A replay of the conference call will also be available until February 17, 2021 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13715073.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for first quarter 2021 revenue, gross margins, and operating expenses) and statements concerning expectations of potential developments in our target markets, including management’s views with respect to the prospects for and trends in our broadband, connectivity and 5G wireless and fiber-optic high-speed interconnect infrastructure markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions and our expectations with respect to the impact of our acquisitions of the Home Gateway Platform Division of Intel Corporation, which we refer to as the Wi-Fi and Broadband assets business and NanoSemi, Inc. With respect to our acquisitions of the Wi-Fi and Broadband assets business and NanoSemi, we face particular risks associated with our ability to successfully complete the integration of the acquired businesses and maintain relationships with employees, customers, and vendors. The Wi-Fi and Broadband assets business and NanoSemi have operations that differ from those of MaxLinear, and we may be unable to realize anticipated strategic, financial, and operating synergies. In addition, we have incurred incremental acquisition-related indebtedness, which enhances specific risks relating to our ability to service interest and principal payments on our combined indebtedness and limitations on our operating flexibility based on financial and operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that may limit our ability to obtain additional financing, issue guarantees, create liens, make certain restricted payments or repay certain obligations or to pursue future acquisitions. Additional risks and uncertainties affecting our business and future operating results include, without limitation, the on-going impact of the COVID-19 pandemic, including whether and the extent to which we will continue to benefit from work-from-home and similar initiatives as the situation progresses and the adverse impact of the pandemic on our operations around the world; risks associated with our ability to realize improved profitability from our Wi-Fi and Broadband assets business; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; our lack of long-term supply contracts and dependence on limited sources of supply, which may be adversely affected by the pandemic; uncertainties concerning how end user markets for our products will develop, including in particular markets we have entered more recently such as broadband and Wi-Fi and 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets which we previously referred to as connected home; and uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally.
Due to additional work and procedures arising from the significance of our recent acquisitions, the annual audit of our consolidated financial statements by our independent registered public accounting firm is not yet complete, and final adjustments may arise between now and the time our financial results for the year ended December 31, 2020 are filed with our Annual Report on Form 10-K. For additional information, you should carefully review our audited consolidated financial statements for the year ended December 31, 2020 once they become available in the Form 10-K.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2020, which we expect to file soon. All forward-looking statements are based on the estimates, projections and assumptions of management as of February 3, 2021, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2020, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2019, which we settled in shares of common stock in 2020; (iv) amortization of inventory fair value adjustments; (v) amortization of purchased intangible assets; (vi) depreciation of fixed asset fair value adjustments; (vii) acquisition and integration costs related to our acquisitions; (viii) professional fees and settlement costs related to IP and commercial litigation matters; (ix) severance and other restructuring charges; (x) impairment losses on intangible assets; (xi) other non-recurring interest and other income (expenses), net attributable to acquisitions and (xii) non-cash income tax benefits and expenses. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2019 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in March 2020. We currently expect that bonus awards under our fiscal 2020 program will be settled in common stock in the first quarter of fiscal 2021.
Expenses incurred in relation to acquisitions include amortization of inventory fair value adjustments, amortization of purchased intangible assets, depreciation of fixed asset fair value adjustments, acquisition and integration costs primarily consisting of professional and consulting fees, amortization of discount on deferred purchase price payments to interest expense, and non-recurring gain on reversal of liability for an assumed indemnification obligation in 2019.
Impairment losses relate to certain intangible assets.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the first quarter 2021.
About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
IR@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net revenue	$194,716	$156,633	$70,018
Cost of net revenue	111,629	90,427	33,394
Gross profit	83,087	66,206	36,624
Operating expenses:
Research and development	70,504	55,816	23,467
Selling, general and administrative	36,238	41,685	20,924
Restructuring charges	—	3,280	159
Total operating expenses	106,742	100,781	44,550
Loss from operations	(23,655)	(34,575)	(7,926)
Interest income	126	27	222
Interest expense	(4,724)	(3,569)	(2,587)
Other income (expense), net	(550)	(719)	(498)
Total interest and other income (expense), net	(5,148)	(4,261)	(2,863)
Loss before income taxes	(28,803)	(38,836)	(10,789)
Income tax benefit	(4,131)	(2,191)	(2,685)
Net loss	$(24,672)	$(36,645)	$(8,104)
Net loss per share:
Basic	$(0.33)	$(0.50)	$(0.11)
Diluted	$(0.33)	$(0.50)	$(0.11)
Shares used to compute net loss per share:
Basic	74,335	73,402	71,746
Diluted	74,335	73,402	71,746

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended
	December 31, 2020	December 31, 2019
Net revenue	$478,596	$317,180
Cost of net revenue	265,798	149,495
Gross profit	212,798	167,685
Operating expenses:
Research and development	179,993	98,344
Selling, general and administrative	130,025	88,762
Impairment losses	86	—
Restructuring charges	3,833	2,636
Total operating expenses	313,937	189,742
Loss from operations	(101,139)	(22,057)
Interest income	409	775
Interest expense	(12,952)	(11,133)
Other income (expense), net	(1,170)	(69)
Total interest and other income (expense), net	(13,713)	(10,427)
Loss before income taxes	(114,852)	(32,484)
Income tax benefit	(16,259)	(12,586)
Net loss	$(98,593)	$(19,898)
Net loss per share:
Basic	$(1.35)	$(0.28)
Diluted	$(1.35)	$(0.28)
Shares used to compute net loss per share:
Basic	73,133	71,005
Diluted	73,133	71,005

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Operating Activities
Net loss	$(24,672)	$(36,645)	$(8,104)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and depreciation	22,694	20,554	16,473
Amortization of inventory fair value adjustments	18,500	14,445	—
Amortization of debt issuance costs and accretion of discount on debt and leases	815	579	404
Stock-based compensation	14,540	14,145	7,747
Deferred income taxes	(13,235)	3,834	(3,238)
Impairment of leasehold improvements	—	156	—
Impairment of leased right-of-use assets	—	1,464	7,058
Gain on extinguishment of lease liabilities	—	—	(7,557)
Loss on foreign currency and other	914	601	430
Excess tax benefits on stock based awards	(147)	(152)	(192)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	37,736	(63,569)	5,930
Inventory	(11,657)	(17,349)	6,224
Prepaid expenses and other assets	(4,597)	(35,131)	2,889
Leased right-of-use assets	36	79	109
Accounts payable, accrued expenses and other current liabilities	(10,099)	61,958	2,692
Accrued compensation	9,485	15,364	607
Accrued price protection liability	29,280	12,108	(1,097)
Lease liabilities	(2,111)	(1,566)	(1,655)
Other long-term liabilities	6,787	(7,459)	(613)
Net cash provided by (used in) operating activities	74,269	(16,584)	28,107
Investing Activities
Purchases of property and equipment	(2,355)	(5,196)	(2,989)
Purchases of intangible assets	(2,411)	(375)	—
Cash used in acquisitions, net of cash acquired	—	(160,000)	—
Net cash used in investing activities	(4,766)	(165,571)	(2,989)
Financing Activities
Proceeds from the issuance of debt	—	175,000	—
Payment of debt issuance cost	—	(2,696)	—
Repayment of debt	(17,188)	—	—
Net proceeds from issuance of common stock	2,798	628	2,382
Minimum tax withholding paid on behalf of employees for restricted stock units	(643)	(1,393)	(820)
Net cash provided by (used in) financing activities	(15,033)	171,539	1,562
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,178)	(71)	(87)
Increase (decrease) in cash, cash equivalents and restricted cash	53,292	(10,687)	26,593
Cash, cash equivalents and restricted cash at beginning of period	96,742	107,429	66,524
Cash, cash equivalents and restricted cash at end of period	$150,034	$96,742	$93,117

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended
	December 31, 2020	December 31, 2019
Operating Activities
Net loss	$(98,593)	$(19,898)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	76,513	66,401
Impairment losses	86	—
Amortization of inventory fair value adjustments	32,945	—
Amortization of debt issuance costs and accretion of discount on debt and leases	2,201	1,577
Stock-based compensation	47,597	32,060
Deferred income taxes	(18,488)	(15,693)
Loss on disposal of property and equipment	—	46
Impairment of leasehold improvements	319	1,442
Impairment of leased right-of-use assets	1,508	9,240
Gain on extinguishment of lease liabilities	—	(10,437)
Loss on foreign currency	1,289	760
Excess tax benefits on stock-based awards	(677)	(4,064)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(16,856)	9,090
Inventory	(31,837)	10,195
Prepaid expenses and other assets	(38,954)	3,805
Leased right-of-use assets	441	3,044
Accounts payable, accrued expenses and other current liabilities	57,094	1,261
Accrued compensation	32,606	2,021
Accrued price protection liability	34,719	(3,966)
Lease liabilities	(6,386)	(8,142)
Other long-term liabilities	(1,934)	(394)
Net cash provided by operating activities	73,593	78,348
Investing Activities
Purchases of property and equipment	(12,487)	(6,887)
Purchases of intangible assets	(2,799)	(86)
Cash used in acquisitions, net of cash acquired	(160,000)	—
Net cash used in investing activities	(175,286)	(6,973)
Financing Activities
Proceeds from the issuance of debt	175,000	—
Payment of debt issuance cost	(2,696)	—
Repayment of debt	(17,188)	(50,000)
Net proceeds from issuance of common stock	8,068	8,603
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,535)	(11,986)
Net cash provided by (used in) financing activities	159,649	(53,383)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,039)	934
Increase in cash, cash equivalents and restricted cash	56,917	18,926
Cash, cash equivalents and restricted cash at beginning of period	93,117	74,191
Cash, cash equivalents and restricted cash at end of period	$150,034	$93,117

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2020	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$148,901	$96,570	$92,708
Short-term restricted cash	115	111	349
Accounts receivable, net	67,442	105,355	50,411
Inventory	97,839	104,471	31,510
Prepaid expenses and other current assets	47,421	43,546	6,792
Total current assets	361,718	350,053	181,770
Long-term restricted cash	1,018	61	60
Property and equipment, net	39,470	37,258	16,613
Leased right-of-use assets	21,886	11,876	10,978
Intangible assets, net	207,266	232,148	187,971
Goodwill	302,828	302,576	238,330
Deferred tax assets	86,065	72,537	67,284
Other long-term assets	2,191	1,270	2,785
Total assets	$1,022,442	$1,007,779	$705,791

Liabilities and stockholders’ equity
Current liabilities	$233,661	$211,374	$66,562
Long-term lease liabilities	20,862	9,406	9,335
Long-term debt	363,592	372,457	206,909
Other long-term liabilities	13,210	17,734	8,065
Stockholders’ equity	391,117	396,808	414,920
Total liabilities and stockholders’ equity	$1,022,442	$1,007,779	$705,791

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
GAAP gross profit	$83,087	$66,206	$36,624
Stock-based compensation	160	143	149
Performance based equity	124	180	(21)
Amortization of inventory fair value adjustments	18,500	14,445	—
Amortization of purchased intangible assets	10,667	9,901	8,513
Non-GAAP gross profit	112,538	90,875	45,265

GAAP R&D expenses	70,504	55,816	23,467
Stock-based compensation	(7,410)	(6,056)	(3,955)
Performance based equity	(6,124)	(6,190)	(421)
Non-GAAP R&D expenses	56,970	43,570	19,091

GAAP SG&A expenses	36,238	41,685	20,924
Stock-based compensation	(6,970)	(7,349)	(3,643)
Performance based equity	(2,991)	(2,991)	(604)
Amortization of purchased intangible assets	(6,200)	(6,057)	(5,723)
Acquisition and integration costs	(1,200)	(7,762)	—
IP litigation costs, net	(32)	(35)	3
Non-GAAP SG&A expenses	18,845	17,491	10,957

GAAP restructuring expenses	—	3,280	159
Restructuring charges	—	(3,280)	(159)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(23,655)	(34,575)	(7,926)
Total non-GAAP adjustments	60,378	64,389	23,143
Non-GAAP income from operations	36,723	29,814	15,217

GAAP and non-GAAP interest and other income (expense), net	(5,148)	(4,261)	(2,863)
Non-recurring interest and other income (expense), net	384	—	—
Non-GAAP interest and other income (expense), net	(4,764)	(4,261)	(2,863)

GAAP loss before income taxes	(28,803)	(38,836)	(10,789)
Total non-GAAP adjustments	60,762	64,389	23,143
Non-GAAP income before income taxes	31,959	25,553	12,354

GAAP income tax benefit	(4,131)	(2,191)	(2,685)
Adjustment for non-cash tax benefits/expenses	6,048	3,724	3,303
Non-GAAP income tax provision	1,917	1,533	618

GAAP net loss	(24,672)	(36,645)	(8,104)
Total non-GAAP adjustments before income taxes	60,762	64,389	23,143
Less: total tax adjustments	6,048	3,724	3,303
Non-GAAP net income	$30,042	$24,020	$11,736

Shares used in computing non-GAAP basic net income per share	74,335	73,402	71,746
Shares used in computing non-GAAP diluted net income per share	77,926	75,324	72,707
Non-GAAP basic net income per share	$0.40	$0.33	$0.16
Non-GAAP diluted net income per share	$0.39	$0.32	$0.16

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Year Ended
	December 31, 2020	December 31, 2019
GAAP gross profit	$212,798	$167,685
Stock-based compensation	577	577
Performance based equity	482	52
Amortization of inventory fair value adjustments	32,945	—
Amortization of purchased intangible assets	37,730	33,892
Non-GAAP gross profit	284,532	202,206

GAAP R&D expenses	179,993	98,344
Stock-based compensation	(22,252)	(16,545)
Performance based equity	(16,118)	(1,391)
Depreciation of fixed asset fair value adjustments	—	(6)
Non-GAAP R&D expenses	141,623	80,402

GAAP SG&A expenses	130,025	88,762
Stock-based compensation	(24,172)	(14,938)
Performance based equity	(8,262)	(1,822)
Amortization of purchased intangible assets	(23,529)	(23,035)
Acquisition and integration costs	(14,322)	—
IP litigation costs, net	(181)	(81)
Non-GAAP SG&A expenses	59,559	48,886

GAAP impairment losses	86	—
Impairment losses	(86)	—
Non-GAAP impairment losses	—	—

GAAP restructuring expenses	3,833	2,636
Restructuring charges	(3,833)	(2,636)
Non-GAAP restructuring expenses	—	—

GAAP loss from operations	(101,139)	(22,057)
Total non-GAAP adjustments	184,489	94,975
Non-GAAP income from operations	83,350	72,918

GAAP interest and other income (expense), net	(13,713)	(10,427)
Non-recurring interest and other income (expense), net	384	(1,006)
Non-GAAP interest and other income (expense), net	(13,329)	(11,433)

GAAP loss before income taxes	(114,852)	(32,484)
Total non-GAAP adjustments	184,873	93,969
Non-GAAP income before income taxes	70,021	61,485

GAAP income tax benefit	(16,259)	(12,586)
Adjustment for non-cash tax benefits/expenses	20,460	16,296
Non-GAAP income tax provision	4,201	3,710

GAAP net loss	(98,593)	(19,898)
Total non-GAAP adjustments before income taxes	184,873	93,969
Less: total tax adjustments	20,460	16,296
Non-GAAP net income	$65,820	$57,775

Shares used in computing non-GAAP basic net income per share	73,133	71,005
Shares used in computing non-GAAP diluted net income per share	74,928	72,381
Non-GAAP basic net income per share	$0.90	$0.81
Non-GAAP diluted net income per share	$0.88	$0.80

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
GAAP gross profit	42.7%	42.3%	52.3%
Stock-based compensation	0.1%	0.1%	0.2%
Performance based equity	0.1%	0.1%	—%
Amortization of inventory fair value adjustments	9.5%	9.2%	—%
Amortization of purchased intangible assets	5.5%	6.3%	12.2%
Non-GAAP gross profit	57.8%	58.0%	64.6%

GAAP R&D expenses	36.2%	35.6%	33.5%
Stock-based compensation	(3.8)%	(3.9)%	(5.7)%
Performance based equity	(3.1)%	(4.0)%	(0.6)%
Non-GAAP R&D expenses	29.3%	27.8%	27.3%

GAAP SG&A expenses	18.6%	26.6%	29.9%
Stock-based compensation	(3.6)%	(4.7)%	(5.2)%
Performance based equity	(1.5)%	(1.9)%	(0.9)%
Amortization of purchased intangible assets	(3.2)%	(3.9)%	(8.2)%
Acquisition and integration costs	(0.6)%	(5.0)%	—%
IP litigation costs, net	—%	—%	—%
Non-GAAP SG&A expenses	9.7%	11.2%	15.7%

GAAP restructuring expenses	—%	2.1%	0.2%
Restructuring charges	—%	(2.1)%	(0.2)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(12.2)%	(22.1)%	(11.3)%
Total non-GAAP adjustments	31.0%	41.1%	33.1%
Non-GAAP income from operations	18.9%	19.0%	21.7%

GAAP and non-GAAP interest and other income (expense), net	(2.6)%	(2.7)%	(4.1)%
Non-recurring interest and other income (expense), net	0.2%	—%	—%
Non-GAAP interest and other income (expense), net	(2.4)%	(2.7)%	(4.1)%

GAAP loss before income taxes	(14.8)%	(24.8)%	(15.4)%
Total non-GAAP adjustments before income taxes	31.2%	41.1%	33.1%
Non-GAAP income before income taxes	16.4%	16.3%	17.6%

GAAP income tax benefit	(2.1)%	(1.4)%	(3.8)%
Adjustment for non-cash tax benefits/expenses	3.1%	2.4%	4.7%
Non-GAAP income tax provision	1.0%	1.0%	0.9%

GAAP net loss	(12.7)%	(23.4)%	(11.6)%
Total non-GAAP adjustments before income taxes	31.2%	41.1%	33.1%
Less: total tax adjustments	3.1%	2.4%	4.7%
Non-GAAP net income	15.4%	15.3%	16.8%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Year Ended
	December 31, 2020	December 31, 2019
GAAP gross profit	44.5%	52.9%
Stock-based compensation	0.1%	0.2%
Performance based equity	0.1%	0.0%
Amortization of inventory fair value adjustments	6.9%	0.0%
Amortization of purchased intangible assets	7.9%	10.7%
Non-GAAP gross profit	59.5%	63.8%

GAAP R&D expenses	37.6%	31.0%
Stock-based compensation	(4.7)%	(5.2)%
Performance based equity	(3.4)%	(0.4)%
Depreciation of fixed asset fair value adjustments	—%	—%
Non-GAAP R&D expenses	29.6%	25.4%

GAAP SG&A expenses	27.2%	28.0%
Stock-based compensation	(5.1)%	(4.7)%
Performance based equity	(1.7)%	(0.6)%
Amortization of purchased intangible assets	(4.9)%	(7.3)%
Acquisition and integration costs	(3.0)%	—%
IP litigation costs, net	(0.0)%	—%
Non-GAAP SG&A expenses	12.4%	15.4%

GAAP impairment losses	0.02%	—%
Impairment losses	(0.02)%	—%
Non-GAAP impairment losses	—%	—%

GAAP restructuring expenses	0.8%	0.8%
Restructuring charges	(0.8)%	(0.8)%
Non-GAAP restructuring expenses	—%	—%

GAAP loss from operations	(21.1)%	(7.0)%
Total non-GAAP adjustments	38.6%	29.9%
Non-GAAP income from operations	17.4%	23.0%

GAAP interest and other income (expense), net	(2.9)%	(3.3)%
Non-recurring interest and other income (expense), net	0.1%	(0.3)%
Non-GAAP interest and other income (expense), net	(2.8)%	(3.6)%

GAAP loss before income taxes	(24.0)%	(10.2)%
Total non-GAAP adjustments before income taxes	38.6%	29.6%
Non-GAAP income before income taxes	14.6%	19.4%

GAAP income tax benefit	(3.4)%	(4.0)%
Adjustment for non-cash tax benefits/expenses	4.3%	5.1%
Non-GAAP income tax provision	0.9%	1.2%

GAAP net loss	(20.6)%	(6.3)%
Total non-GAAP adjustments before income taxes	38.6%	29.6%
Less: total tax adjustments	4.3%	5.1%
Non-GAAP net income	13.8%	18.2%